WATFORD REPORTS 2020 FOURTH QUARTER RESULTS
PEMBROKE, Bermuda, February 9, 2021 -- (BUSINESS WIRE)-- WATFORD HOLDINGS LTD. (“Watford” or the “Company”) (NASDAQ: WTRE) today reported net income of $61.4 million, after $1.1 million of preference dividends, for the three months ended December 31, 2020, compared to net loss of $16.9 million, after $1.2 million of preference dividends for the same period in 2019. Book value per diluted common share was $47.08 at December 31, 2020, an increase of 8.3% from December 31, 2019. The quarterly results include:
•The 2020 fourth quarter net income available to common shareholders was $61.4 million, or $3.08 per diluted common share, a 6.8% return on average equity, compared to net loss of $16.9 million, or $(0.79) per diluted common share, for the 2019 fourth quarter;
•The 2020 full year net income available to common shareholders was $60.5 million, or $3.04 per diluted common share, a 7.8% return on average equity, compared to net income of $44.7 million, or $2.00 per diluted common share, a 4.8% return on average equity, for the 2019 full year;
•Combined ratio of 106.3%, comprised of a 76.5% loss ratio, a 25.6% acquisition expense ratio and a 4.2% general and administrative expense ratio for the 2020 fourth quarter, compared to a combined ratio of 128.3%, comprised of a 100.9% loss ratio, a 22.3% acquisition expense ratio and a 5.1% general and administrative expense ratio for the 2019 fourth quarter;
•Net interest income of $24.6 million, a 1.1% yield on average net assets for the 2020 fourth quarter, compared to net interest income of $29.8 million and a 1.4% yield on average net assets for the 2019 fourth quarter; and
•Net investment income of $84.4 million, a 3.8% return on average net assets for the 2020 fourth quarter, compared to net investment income of $32.1 million and a 1.5% return on average net assets for the 2019 fourth quarter.

Commenting on the 2020 fourth quarter financial results, Jon Levy, CEO of Watford, said:
“Watford's fourth quarter results continue to demonstrate the durability in our business model with another strong financial performance. Our net income for the quarter was $61.4 million, a 6.8% return on average equity for the quarter.
We are also pleased to report solid book value growth in 2020. Our ultimate objective is to grow book value per share over time, and despite a tumultuous and challenging environment for underwriting and investments, we have grown our book value per diluted common share by 8.3% in the year.
The quarter's results were driven by strong investment income, which totaled $84.4 million for the last three months of the year. This was achieved while we simultaneously decreased our total invested assets in our non-investment grade portfolio, continuing our efforts to reduce our capital's exposure to mark-to-market volatility.
Our combined ratio for the quarter was 106.3%, and 104.5% when adjusted for other underwriting income and certain corporate expenses.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Market conditions improved further in the quarter, with rates moving positively particularly in our insurance platforms.”
Underwriting
The following table summarizes the Company’s underwriting results on a consolidated basis:

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
	($ in thousands)
Gross premiums written	$138,237	$156,254	(11.5)%	$728,546	$754,881	(3.5)%
Net premiums written	97,717	112,353	(13.0)%	537,589	532,862	0.9%
Net premiums earned	142,746	133,446	7.0%	560,351	556,690	0.7%
Underwriting income (loss) (1)	(9,054)	(37,819)	76.1%	(34,013)	(54,076)	37.1%

			% Point Change			% Point Change
Loss ratio	76.5%	100.9%	(24.4)%	78.6%	81.4%	(2.8)%
Acquisition expense ratio	25.6%	22.3%	3.3%	22.4%	22.8%	(0.4)%
General & administrative expense ratio	4.2%	5.1%	(0.9)%	5.1%	5.5%	(0.4)%
Combined ratio	106.3%	128.3%	(22.0)%	106.1%	109.7%	(3.6)%
Adjusted combined ratio (2)	104.5%	126.4%	(21.9)%	103.7%	107.3%	(3.6)%
(1) Underwriting income (loss) is a non-U.S. GAAP financial measure and is calculated as net premiums earned, less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses. See “Comments on Regulation G” for further discussion, including a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders.
(2) Adjusted combined ratio is a non-U.S. GAAP financial measure and is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss). See “Comments on Regulation G” for further discussion, including a reconciliation of our adjusted combined ratio to our combined ratio.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following table provides summary information regarding premiums written and earned by line of business:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	($ in thousands)
Gross premiums written:
Casualty reinsurance	$14,239	$26,680	$188,042	$279,967
Other specialty reinsurance	27,668	34,931	117,177	119,518
Property catastrophe reinsurance	1,569	844	27,334	16,226
Insurance programs and coinsurance	94,761	93,799	395,993	339,170
Total	$138,237	$156,254	$728,546	$754,881

Net premiums written:
Casualty reinsurance	$14,280	$26,532	$185,968	$225,758
Other specialty reinsurance	26,091	33,078	111,575	114,876
Property catastrophe reinsurance	1,569	874	26,587	15,517
Insurance programs and coinsurance	55,777	51,869	213,459	176,711
Total	$97,717	$112,353	$537,589	$532,862

Net premiums earned:
Casualty reinsurance	$49,715	$55,352	$205,192	$238,437
Other specialty reinsurance	33,800	30,929	131,873	149,688
Property catastrophe reinsurance	5,740	3,692	23,037	13,399
Insurance programs and coinsurance	53,491	43,473	200,249	155,166
Total	$142,746	$133,446	$560,351	$556,690
The following table shows the components of our loss and loss adjustment expenses for the three months and years ended December 31, 2020 and 2019:

	Three Months Ended December 31,				Year Ended December 31,
	2020		2019		2020		2019
	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums
	($ in thousands)
Current year	$109,314	76.6%	$110,510	82.8%	$441,175	78.7%	$429,322	77.1%
Prior year development (favorable)/adverse	(107)	(0.1)%	24,145	18.1%	(693)	(0.1)%	23,813	4.3%
Loss and loss adjustment expenses	$109,207	76.5%	$134,655	100.9%	$440,482	78.6%	$453,135	81.4%
Results for the three months ended December 31, 2020 versus 2019:
Gross premiums written in the 2020 fourth quarter were 11.5% lower than the 2019 fourth quarter. The decrease in gross premiums written reflected a decrease in casualty reinsurance and other specialty reinsurance premiums written, offset in part by an increase in insurance programs and coinsurance and property catastrophe reinsurance in the 2020 fourth quarter.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Casualty reinsurance gross premiums decreased $12.4 million, or 46.6%, to $14.2 million, over the prior year quarter. The decrease was driven by non-renewals of certain professional liability, workers' compensation and medical malpractice treaties.
Other specialty gross premiums decreased $7.3 million, or 20.8%, to $27.7 million, over the prior year quarter. The decrease was driven by a reduction in mortgage premiums as well as reduced writings in certain motor reinsurance cessions.
Net premiums written in the 2020 fourth quarter decreased $14.6 million, or 13.0%, to $97.7 million, over the prior year quarter. The drivers of the decrease in net premiums written for casualty and other specialty reinsurance were the same as those impacting gross premiums written, as discussed above. The insurance programs and coinsurance net premiums written increased $3.9 million as a result of an increased net retention on our U.K. motor insurance portfolio.
Net premiums earned in the 2020 fourth quarter increased $9.3 million, or 7.0%, to $142.7 million, over the prior year quarter. The increase in earned premiums primarily reflected increased writings in the U.S. insurance programs and coinsurance, increased European motor writings within other specialty reinsurance and, to a lesser extent, greater assumed property catastrophe reinsurance. This increase was offset in part by decreases in casualty reinsurance driven by reduced professional liability premium, as described above.
The loss ratio was 76.5% in the 2020 fourth quarter compared to 100.9% in the 2019 fourth quarter. In the 2020 fourth quarter, we had losses totaling $1.3 million, or 0.9 points for catastrophe events which occurred during the quarter. The 2019 fourth quarter loss ratio included 18.1 points of prior year and 2.9 points of current year loss strengthening, primarily in the casualty reinsurance line of business. Casualty reinsurance prior year loss reserves were strengthened in the 2019 fourth quarter by $24.0 million, primarily due to a higher than anticipated level of reported losses on one professional lines quota share treaty program and one non-renewed multi-line quota share treaty. In addition, the 2019 fourth quarter experienced $5.0 million, or 3.7 points, of catastrophe losses, primarily due to Typhoon Hagibis in Japan.
The acquisition expense ratio was 25.6% in the 2020 fourth quarter, compared to 22.3% in the 2019 fourth quarter. These ratio movements reflected changes in mix and the type of business.
The general and administrative expense ratio was 4.2% in the 2020 fourth quarter, compared to 5.1% in the 2019 fourth quarter. The 0.9 point decrease versus the prior year quarter was attributable to a reduction in professional fees. Removing certain corporate expenses, our adjusted general and administrative expense ratio was 2.8% in the 2020 fourth quarter, compared to 3.7% in the 2019 fourth quarter.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Investments
The following table summarizes the Company’s key investment returns on a consolidated basis:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	($ in thousands)
Interest income	$31,560	$40,775	$140,390	$163,888
Investment management fees - related parties	(4,199)	(4,807)	(17,193)	(18,392)
Borrowing and miscellaneous other investment expenses	(2,718)	(6,142)	(16,807)	(29,285)
Net interest income	24,643	29,826	106,390	116,211
Realized gains (losses) on investments	9,839	(10,664)	12,217	(7,948)
Unrealized gains (losses) on investments	60,234	16,769	7,412	32,191
Investment performance fees - related parties	(10,279)	(3,849)	(12,037)	(12,191)
Net investment income (loss)	$84,437	$32,082	$113,982	$128,263

Unrealized gains on investments (balance sheet)	$81,653	$47,203	$81,653	$47,203
Unrealized losses on investments (balance sheet)	(125,495)	(110,448)	(125,495)	(110,448)
Net unrealized gains (losses) on investments (balance sheet)	$(43,842)	$(63,245)	$(43,842)	$(63,245)

Net interest income yield on average net assets (1)	1.1%	1.4%	5.1%	5.4%
Non-investment grade portfolio (1)	1.5%	1.7%	6.7%	6.8%
Investment grade portfolio (1)	0.3%	0.6%	1.6%	2.5%
Net investment income return on average net assets (1)	3.8%	1.5%	5.4%	6.0%
Non-investment grade portfolio (1)	5.5%	1.7%	6.5%	6.8%
Investment grade portfolio (1)	0.4%	0.9%	3.0%	3.9%
Net investment income return on average total investments (excluding accrued investment income) (2)	3.3%	1.2%	4.4%	4.6%
Non-investment grade portfolio (2)	4.5%	1.4%	5.3%	5.7%
Investment grade portfolio (2)	0.4%	0.9%	3.0%	3.9%
(1) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. For the three- and twelve-month periods, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, revolving credit agreement borrowings are not subtracted from the net assets calculation. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net interest income yield on average net assets and net investment income return on average net assets.
(2) Net investment income return on average total investments (excluding accrued investment income) is calculated by dividing net investment income by average total investments. For the three- and twelve-month periods, average total investments is calculated using the averages of each quarterly period. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net investment income return on average total investments (excluding accrued investment income).
Results for the three months ended December 31, 2020 versus 2019:
Net investment income was $84.4 million for the three months ended December 31, 2020 compared to net investment income of $32.1 million for the three months ended December 31, 2019, an increase of $52.3 million. The 2020 fourth quarter net investment income return on average net assets was 3.8% as compared to 1.5% for the prior year period.
The 2020 fourth quarter net investment income return was driven by net unrealized gains of $60.2 million and net realized gains of $9.8 million, as the non-investment grade credit spreads continued to tighten through the quarter. Net interest income decreased to $24.6 million from $29.8 million, a decrease of 17.4% compared to the prior year quarter.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The 2020 fourth quarter non-investment grade portfolio net interest income yield on average net assets was 1.5%, a decrease from 1.7% in the fourth quarter of 2019. The reduced yield for the 2020 fourth quarter reflected a portfolio shift to higher rated investments and a decrease in LIBOR. The net realized and unrealized gains reported in the 2020 fourth quarter were $69.4 million, reflective of the credit spread recovery discussed above.
The 2020 fourth quarter investment grade portfolio net interest income yield on average net assets was 0.3%, a decrease from 0.6% in the fourth quarter of 2019. The reduced yield for the 2020 fourth quarter reflected a reduction in interest rates. In addition, the investment grade portfolio recognized $0.6 million of net realized and unrealized gains in the quarter, as compared to net realized and unrealized gains of $2.4 million in the fourth quarter of 2019.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables summarize the composition of the Company's non-investment grade and investment grade portfolios by sector as of December 31, 2020 and September 30, 2020:

	December 31, 2020
	Total	Financials	Health Care	Technology	Consumer Services	Industrials	Consumer Goods	Oil & Gas	All Other (1)
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$851,539	$191,608	$162,255	$159,747	$79,477	$131,820	$24,079	$29,679	$72,874
Corporate bonds	312,620	26,565	23,929	53,493	81,990	21,899	18,759	34,955	51,030
Equities - sector specific	101,464	71,574	22,463	2,724	—	2,822	—	479	1,402
Short-term investments - sector specific	12,637	—	490	—	8,961	—	—	—	3,186
Subtotal	1,278,260	289,747	209,137	215,964	170,428	156,541	42,838	65,113	128,492
Equities - non-sector specific	16,737
Short-term investments - non-sector specific	288,753
Asset-backed securities	140,508
Total Non-Investment Grade Portfolio	$1,724,258	$289,747	$209,137	$215,964	$170,428	$156,541	$42,838	$65,113	$128,492

Investment Grade Portfolio:
Corporate bonds	$197,247	$55,430	$11,190	$17,863	$28,002	$13,989	$41,543	$14,473	$14,757
Short-term investments	117,300
U.S. government and government agency bonds	202,488
Non-U.S. government and government agency bonds	158,839
Asset-backed securities	80,258
Mortgage-backed securities	16,663
Municipal government and government agency bonds	1,788
Total Investment Grade Portfolio	$774,583	$55,430	$11,190	$17,863	$28,002	$13,989	$41,543	$14,473	$14,757
Total Investments	$2,498,841	$345,177	$220,327	$233,827	$198,430	$170,530	$84,381	$79,586	$143,249
(1) Includes telecommunications, utilities and basic materials.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	September 30, 2020
	Total	Financials	Health Care	Technology	Consumer Services	Industrials	Consumer Goods	Oil & Gas	All Other (1)
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$893,030	$188,791	$155,104	$154,834	$136,778	$121,996	$27,779	$29,779	$77,969
Corporate bonds	456,655	44,767	50,186	32,676	95,102	41,723	66,282	36,173	89,746
Equities - sector specific	96,641	63,740	21,812	7,168	—	2,437	—	311	1,173
Short-term investments - sector specific	2,265	—	443	1,822	—	—	—	—	—
Subtotal	1,448,591	297,298	227,545	196,500	231,880	166,156	94,061	66,263	168,888
Equities - non-sector specific	17,139
Short-term investments - non-sector specific	250,636
Asset-backed securities	164,990
Mortgage-backed securities	8,600
Total Non-Investment Grade Portfolio	$1,889,956	$297,298	$227,545	$196,500	$231,880	$166,156	$94,061	$66,263	$168,888

Investment Grade Portfolio:
Corporate bonds	$193,357	$52,606	$10,390	$18,844	$24,440	$14,713	$42,506	$15,221	$14,637
Short-term investments	97,490
U.S. government and government agency bonds	203,452
Non-U.S. government and government agency bonds	150,782
Asset-backed securities	84,701
Mortgage-backed securities	18,115
Municipal government and government agency bonds	1,793
Total Investment Grade Portfolio	$749,690	$52,606	$10,390	$18,844	$24,440	$14,713	$42,506	$15,221	$14,637
Total Investments	$2,639,646	$349,904	$237,935	$215,344	$256,320	$180,869	$136,567	$81,484	$183,525
(1) Includes telecommunications, utilities and basic materials.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The tables below summarize the credit quality of the Company's non-investment grade and investment grade portfolios as of December 31, 2020 and September 30, 2020, as rated by Standard & Poor’s Financial Services, LLC, or Standard & Poor’s, Moody’s Investors Service, or Moody’s, Fitch Ratings Inc., or Fitch, Kroll Bond Rating Agency, or KBRA, or DBRS Morningstar, or DBRS, as applicable:

	Credit Rating (1)
December 31, 2020	Fair Value	AAA	AA	A	BBB	BB	B	CCC	CC	C	Not Rated
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$851,539	$—	$—	$—	$11,352	$19,486	$588,215	$185,221	$7,406	$2,727	$37,132
Corporate bonds	312,620	—	—	—	—	31,089	194,418	59,421	8,280	1,894	17,518
Asset-backed securities	140,508	—	—	—	73,911	26,799	8,385	8,262	837	—	22,314
Short-term investments	301,390	83,308	124,830	89,577	—	—	3,186	489	—	—	—
Total fixed income instruments and short-term investments	1,606,057	83,308	124,830	89,577	85,263	77,374	794,204	253,393	16,523	4,621	76,964
Equities	118,201
Total Non-Investment Grade Portfolio	$1,724,258	$83,308	$124,830	$89,577	$85,263	$77,374	$794,204	$253,393	$16,523	$4,621	$76,964

Investment Grade Portfolio:
Corporate bonds	$197,247	$—	$19,812	$82,379	$87,913	$7,143	$—	$—	$—	$—	$—
U.S. government and government agency bonds	202,488	—	202,488	—	—	—	—	—	—	—	—
Asset-backed securities	80,258	—	—	15,675	59,560	5,023	—	—	—	—	—
Mortgage-backed securities	16,663	—	—	2,092	14,571	—	—	—	—	—	—
Non-U.S. government and government agency bonds	158,839	—	158,839	—	—	—	—	—	—	—	—
Municipal government and government agency bonds	1,788	783	592	413	—	—	—	—	—	—	—
Short-term investments	117,300	6,211	43,870	19,328	47,891	—	—	—	—	—	—
Total Investment Grade Portfolio	$774,583	$6,994	$425,601	$119,887	$209,935	$12,166	$—	$—	$—	$—	$—
Total	$2,498,841	$90,302	$550,431	$209,464	$295,198	$89,540	$794,204	$253,393	$16,523	$4,621	$76,964
(1) For individual fixed maturity investments, Standard & Poor’s ratings are used. In the absence of a Standard & Poor’s rating, ratings from Moody’s are used, followed by ratings from Fitch, followed by ratings from KBRA, followed by ratings from DBRS.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Credit Rating (1)
September 30, 2020	Fair Value	AAA	AA	A	BBB	BB	B	CCC	CC	C	D	Not Rated
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$893,030	$—	$—	$—	$11,074	$27,214	$533,876	$233,186	$8,970	$4,469	$13,325	$60,916
Corporate bonds	456,655	—	—	—	14,037	68,968	207,670	126,388	6,070	1,171	14,415	17,936
Asset-backed securities	164,990	—	—	5,989	88,704	28,452	9,277	8,667	842	—	—	23,059
Mortgage-backed securities	8,600	—	—	—	—	1,182	—	—	—	—	3,149	4,269
Short-term investments	252,901	54,458	132,306	63,871	—	—	—	443	—	—	—	1,823
Total fixed income instruments and short-term investments	1,776,176	54,458	132,306	69,860	113,815	125,816	750,823	368,684	15,882	5,640	30,889	108,003
Other Investments	—
Equities	113,780
Total Non-Investment Grade Portfolio	$1,889,956	$54,458	$132,306	$69,860	$113,815	$125,816	$750,823	$368,684	$15,882	$5,640	$30,889	$108,003

Investment Grade Portfolio:
Corporate bonds	$193,357	$—	$20,016	$87,672	$80,678	$4,991	$—	$—	$—	$—	$—	$—
U.S. government and government agency bonds	203,452	—	203,452	—	—	—	—	—	—	—	—	—
Asset-backed securities	84,701	—	—	16,757	63,216	4,728	—	—	—	—	—	—
Mortgage-backed securities	18,115	—	—	1,733	16,382	—	—	—	—	—	—	—
Non-U.S. government and government agency bonds	150,782	—	150,782	—	—	—	—	—	—	—	—	—
Municipal government and government agency bonds	1,793	784	595	414	—	—	—	—	—	—	—	—
Short-term investments	97,490	5,116	43,889	—	48,485	—	—	—	—	—	—	—
Total Investment Grade Portfolio	$749,690	$5,900	$418,734	$106,576	$208,761	$9,719	$—	$—	$—	$—	$—	$—
Total	$2,639,646	$60,358	$551,040	$176,436	$322,576	$135,535	$750,823	$368,684	$15,882	$5,640	$30,889	$108,003
(1) For individual fixed maturity investments, Standard & Poor’s ratings are used. In the absence of a Standard & Poor’s rating, ratings from Moody’s are used, followed by ratings from Fitch, followed by ratings from KBRA, followed by ratings from DBRS.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Corporate Function
The Company has a corporate function that includes general and administrative expenses related to corporate activities, interest expense, transaction costs and other, net foreign exchange gains (losses), income tax expense and items related to the Company’s contingently redeemable preference shares.
The Company incurred an interest expense of $2.9 million and $3.0 million for the three months ended December 31, 2020 and 2019, respectively, in relation to the Company’s 6.5% senior notes issued on July 2, 2019. Interest is paid semi-annually in arrears on January 2 and July 2.
Preference dividends were $1.1 million and $1.2 million for the three months ended December 31, 2020 and 2019, respectively.
During the 2020 fourth quarter, the Company incurred $4.0 million of transaction costs, which included various legal, advisory and other consulting costs associated with the previously announced Merger Agreement between the Company and Arch Capital Group Ltd. (“Arch”).
There were no common share repurchases during the 2020 fourth quarter. As of December 31, 2020, approximately $47.1 million of share repurchases were available under the Company’s previously announced $50 million share repurchase program. The Company does not anticipate making any further repurchases under its current share repurchase program due to its pending acquisition by Greysbridge Holdings Ltd. (“HoldCo”), a newly-formed company organized by Arch.
Conference Call
The Company will not hold a conference call to discuss its 2020 fourth quarter results due to the previously announced Merger Agreement between the Company and Arch.
About Watford Holdings Ltd.
Watford Holdings Ltd. is a global property and casualty insurance and reinsurance company with approximately $1.2 billion in capital as of December 31, 2020, comprised of: $172.7 million of senior notes, $52.4 million of contingently redeemable preference shares and $941.3 million of common shareholders’ equity, with operations in Bermuda, the United States and Europe. Its operating subsidiaries have been assigned financial strength ratings of “A-” (Excellent) from A.M. Best and “A” with an Outlook of Negative from KBRA. On November 19, 2020, A.M. Best announced that it has maintained its “under review with negative implications” status for the financial strength ratings of our operating subsidiaries.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	(Unaudited)
	December 31,	December 31,
	2020	2019
Assets	($ in thousands)
Investments:
Term loans, fair value option (Amortized cost: $890,996 and $1,113,212)	$851,539	$1,061,934
Fixed maturities, fair value option (Amortized cost: $477,548 and $432,576)	455,162	416,594
Short-term investments, fair value option (Cost: $412,762 and $325,542)	418,690	329,303
Equity securities, fair value option	64,994	59,799
Other investments, fair value option	—	30,461
Investments, fair value option	1,790,385	1,898,091
Fixed maturities, available for sale (Amortized cost: $638,075 and $739,456)	655,249	745,708
Equity securities, fair value through net income	53,207	65,338
Total investments	2,498,841	2,709,137
Cash and cash equivalents	211,451	102,437
Accrued investment income	14,679	14,025
Premiums receivable	224,377	273,657
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	286,590	170,974
Prepaid reinsurance premiums	122,339	132,577
Deferred acquisition costs, net	53,705	64,044
Receivable for securities sold	37,423	16,288
Intangible assets	7,650	7,650
Funds held by reinsurers	45,989	42,505
Other assets	29,016	17,562
Total assets	$3,532,060	$3,550,856
Liabilities
Reserve for losses and loss adjustment expenses	$1,519,583	$1,263,628
Unearned premiums	407,714	438,907
Losses payable	59,397	61,314
Reinsurance balances payable	63,269	77,066
Payable for securities purchased	16,916	18,180
Payable for securities sold short	21,975	66,257
Revolving credit agreement borrowings	211,640	484,287
Senior notes	172,689	172,418
Amounts due to affiliates	7,708	4,467
Investment management and performance fees payable	21,641	17,762
Other liabilities	35,786	21,912
Total liabilities	$2,538,318	$2,626,198
Commitments and contingencies
Contingently redeemable preference shares	52,398	52,305
Shareholders’ equity
Common shares ($0.01 par; shares authorized: 120 million; shares issued: 22,804,128 and 22,692,300)	228	227
Additional paid-in capital	899,491	898,083
Retained earnings (deficit)	103,554	43,470
Accumulated other comprehensive income (loss)	15,994	5,629
Common shares held in treasury, at cost (shares: 2,917,149 and 2,789,405)	(77,923)	(75,056)
Total shareholders’ equity	941,344	872,353
Total liabilities, contingently redeemable preference shares and shareholders’ equity	$3,532,060	$3,550,856

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	($ in thousands except share and per share data)
Gross premiums written	$138,237	$156,254	$728,546	$754,881
Gross premiums ceded	(40,520)	(43,901)	(190,957)	(222,019)
Net premiums written	97,717	112,353	537,589	532,862
Change in unearned premiums	45,029	21,093	22,762	23,828
Net premiums earned	142,746	133,446	560,351	556,690
Other underwriting income (loss)	498	568	2,045	2,412
Interest income	31,560	40,775	140,390	163,888
Investment management fees - related parties	(4,199)	(4,807)	(17,193)	(18,392)
Borrowing and miscellaneous other investment expenses	(2,718)	(6,142)	(16,807)	(29,285)
Net interest income	24,643	29,826	106,390	116,211
Realized and unrealized gains (losses) on investments	70,073	6,105	19,629	24,243
Investment performance fees - related parties	(10,279)	(3,849)	(12,037)	(12,191)
Net investment income (loss)	84,437	32,082	113,982	128,263
Total revenues	227,681	166,096	676,378	687,365
Expenses
Loss and loss adjustment expenses	(109,207)	(134,655)	(440,482)	(453,135)
Acquisition expenses	(36,578)	(29,785)	(125,541)	(126,788)
General and administrative expenses	(6,015)	(6,825)	(28,341)	(30,843)
Interest expense	(2,912)	(2,950)	(11,647)	(5,791)
Net foreign exchange gains (losses)	(6,139)	(7,536)	(1,387)	(8,247)
Transaction costs and other	(4,040)	—	(4,040)	—
Total expenses	(164,891)	(181,751)	(611,438)	(624,804)
Income (loss) before income taxes	62,790	(15,655)	64,940	62,561
Income tax expense	(359)	—	(26)	(20)
Net income (loss) before preference dividends and redemption costs	62,431	(15,655)	64,914	62,541
Preference dividends	(1,061)	(1,209)	(4,402)	(13,632)
Accelerated amortization of costs related to the redemption of preference shares	—	—	—	(4,164)
Net income (loss) available to common shareholders	$61,370	$(16,864)	$60,512	$44,745
Other comprehensive income (loss) net of income tax:
Available-for-sale investments:
Unrealized holding gains (losses) arising during the period	$7,255	$(1,749)	$16,695	$12,649
Unrealized foreign currency gains (losses) arising during the period	7,051	7,596	5,360	3,372
Credit loss recognized in net income (loss)	(213)	—	197	—
Reclassification of net realized (gains) losses, net of income taxes, included in net income (loss)	(765)	(2,146)	(11,133)	(5,611)
Unrealized holding gains (losses) of available for sale investments	13,328	3,701	11,119	10,410
Foreign currency translation adjustments	(531)	(384)	(754)	(51)
Other comprehensive income (loss) net of income tax	12,797	3,317	10,365	10,359
Comprehensive income (loss)	$74,167	$(13,547)	$70,877	$55,104
Earnings (loss) per share:
Basic	$3.09	$(0.79)	$3.04	$2.00
Diluted	$3.08	$(0.79)	$3.04	$2.00
Weighted average number of ordinary shares used in the determination of earnings (loss) per share:
Basic	19,890,784	21,277,287	19,899,137	22,366,682
Diluted	19,952,166	21,277,287	19,921,231	22,373,968
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Numerator:	($ in thousands except share and per share data)
Net income (loss) before preference dividends and redemption costs	$62,431	$(15,655)	$64,914	$62,541
Preference dividends	(1,061)	(1,209)	(4,402)	(13,632)
Accelerated amortization of costs related to the redemption of preference shares	—	—	—	(4,164)
Net income (loss) available to common shareholders	$61,370	$(16,864)	$60,512	$44,745
Denominator:
Weighted average common shares outstanding - basic	19,890,784	21,277,287	19,899,137	22,366,682
Effect of dilutive common share equivalents:
Weighted average non-vested restricted share units (1)	61,382	—	22,094	7,286
Weighted average common shares outstanding - diluted	19,952,166	21,277,287	19,921,231	22,373,968
Earnings (loss) per common share:
Basic	$3.09	$(0.79)	$3.04	$2.00
Diluted	$3.08	$(0.79)	$3.04	$2.00
(1) The weighted average non-vested restricted share units are excluded from the calculation of diluted weighted average common shares outstanding for the three months ended December 31, 2019, due to a net loss reported.

	December 31, 2020	September 30, 2020	June 30, 2020 (1)	March 31, 2020 (2)	December 31, 2019
Numerator:	($ in thousands except share and per share data)
Total shareholders’ equity	$941,344	$866,899	$776,151	$564,054	$872,353
Denominator:
Common shares outstanding - basic (1)(2)	19,890,784	19,890,784	19,890,784	19,863,328	19,976,397
Effect of dilutive common share equivalents:
Non-vested restricted share units (2)	103,820	103,820	103,820	131,277	82,360
Common shares outstanding - diluted	19,994,604	19,994,604	19,994,604	19,994,605	20,058,757

Book value per common share	$47.33	$43.58	$39.02	$28.40	$43.67
Book value per diluted common share	$47.08	$43.36	$38.82	$28.21	$43.49
(1) During the second quarter of 2020, the Company issued 100,958 common shares, related to the restricted share units granted to certain employees and directors in the second quarter of 2019. Of these shares, 27,456 common shares vested in the second quarter of 2020.
(2) During the first quarter of 2020, the Company granted 63,591 restricted share units and common shares to certain employees and directors, 48,916 of which are non-vested as of December 31, 2020.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Comments on Regulation G
Throughout this release, the Company presents its operations in the way it believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use the Company’s financial information in evaluating the performance of the Company and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-U.S. GAAP financial measures in assessing the Company’s overall financial performance.
This presentation includes the use of “underwriting income (loss)” (which is defined as net premiums earned less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses), “adjusted underwriting income (loss)” (which is defined as underwriting income (loss) plus other underwriting income (loss) less certain corporate expenses), and “adjusted combined ratio” (which is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss)). Certain corporate expenses are generally comprised of certain non-recurring costs associated with the ongoing operations of the holding company, such as compensation of certain executives and costs associated with the initial setup of subsidiaries.
The presentation of underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio are non-U.S. GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net income (loss) available to common shareholders (the most directly comparable U.S. GAAP financial measure) in accordance with Regulation G is included on the following pages of this release.
Underwriting income (loss) is useful in evaluating our underwriting performance, without regard to other underwriting income (losses), net investment income (losses), net foreign exchange gains (losses), interest expense, transaction costs and other, income tax expenses and preference dividends, and adjusted underwriting income (loss) is useful in evaluating our underwriting performance, without regard to net investment income (losses), net foreign exchange gains (losses), interest expense, transaction costs and other, income tax expenses, preference dividends and certain corporate expenses, and the adjusted combined ratio is a key indicator of our profitability, without regard to certain corporate expenses. The Company believes that preference dividends, income tax expense, foreign exchange gains (losses), transaction cost and other, interest expense, net investment income (loss), other underwriting income (loss) and certain corporate expenses in any particular period are not indicative of the performance of, or trends in, the Company’s underwriting performance. Although preference dividends, income tax expense, foreign exchange gains (losses), transaction costs and other, interest expense, net investment income (loss) and other underwriting income (loss) are an integral part of the Company’s operations, the decision to realize investment gains or losses, the recognition of the change in the carrying value of investments accounted for using the fair value option in net realized gains or losses, and the recognition of foreign exchange gains or losses are independent of the underwriting process and result, in large part, from general economic and financial market conditions. Furthermore, certain users of the Company’s financial information believe that, for many companies, the timing of the realization of investment gains or losses is largely opportunistic. The Company believes that certain corporate expenses, due to their non-recurring nature, are not indicative of the performance of, or trends in, the Company’s business performance. Due to these reasons, the Company excludes preference dividends, income tax expense, foreign exchange gains (losses), transaction costs and other, interest expense, net investment income (loss), other underwriting income (loss) from the calculation of underwriting income (loss), and excludes preference dividends, income tax expense, foreign exchange gains (losses), transaction costs and other, interest expense, net investment income (loss) and certain
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

corporate expenses from the calculation of adjusted underwriting income (loss) and the adjusted combined ratio.
The Company believes that showing underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio exclusive of the items referred to above reflects the underlying fundamentals of the Company’s business since the Company evaluates the performance of its business using underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio. The Company believes that this presentation enables investors and other users of the Company’s financial information to analyze the Company’s performance in a manner similar to how the Company’s management analyzes performance. The Company also believes that this measure follows industry practice and, therefore, allows the users of the Company’s financial information to compare the Company’s performance with its industry peer group. The Company believes that the equity analysts and certain rating agencies, which follow the Company and the insurance industry as a whole generally exclude these items from their analysis for the same reasons.
This presentation also includes the non-investment grade portfolio and investment grade portfolio components of our investment returns: “net interest income yield on average net assets” (calculated as net interest income divided by average net assets), “net investment income return on average total investments (excluding accrued investment income)” (calculated as net investment income divided by average total investments), and “net investment income return on average net assets” (calculated as net investment income divided by average net assets). Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payables for securities sold short. For the three- and twelve-month periods, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss) or the net assets calculation.
The presentation of the separate components of our investment returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net interest income and net investment income (loss), the most directly comparable U.S. GAAP financial measures, in accordance with Regulation G is included on the following pages of this release.
The non-investment grade portfolio and investment grade portfolio components of our investment returns (net interest income yield on average net assets, net investment income return on average net assets and on average total investments (excluding accrued investment income), respectively) are useful in evaluating our investment performance. The non-investment grade portfolio components of these investment returns reflect the performance of our investment strategy under HPS Investment Partners, LLC (“HPS”), which includes the use of leverage. The investment grade portfolio component of these returns reflects the performance of the investment portfolios that predominantly support our underwriting collateral.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables present a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders, and a reconciliation of adjusted underwriting income (loss) to underwriting income (loss):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	($ in thousands)
Net income (loss) available to common shareholders	$61,370	$(16,864)	$60,512	$44,745
Preference dividends	1,061	1,209	4,402	13,632
Accelerated amortization of costs related to the redemption of preference shares	—	—	—	4,164
Net income (loss) before preference dividends and redemption costs	62,431	(15,655)	64,914	62,541
Income tax expense	359	—	26	20
Interest expense	2,912	2,950	11,647	5,791
Transaction costs and other	4,040	—	4,040	—
Net foreign exchange (gains) losses	6,139	7,536	1,387	8,247
Net investment (income) loss	(84,437)	(32,082)	(113,982)	(128,263)
Other underwriting (income) loss	(498)	(568)	(2,045)	(2,412)
Underwriting income (loss)	(9,054)	(37,819)	(34,013)	(54,076)
Certain corporate expenses	2,102	1,882	11,133	10,812
Other underwriting income (loss)	498	568	2,045	2,412
Adjusted underwriting income (loss)	$(6,454)	$(35,369)	$(20,835)	$(40,852)
The adjusted combined ratio reconciles to the combined ratio for the three months and years ended December 31, 2020 and 2019 as follows:

	Three Months Ended December 31,
	2020			2019
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$109,207	$—	$109,207	$134,655	$—	$134,655
Acquisition expenses	36,578	—	36,578	29,785	—	29,785
General & administrative expenses (1)	6,015	(2,102)	3,913	6,825	(1,882)	4,943
Net premiums earned (1)	142,746	498	143,244	133,446	568	134,014

Loss ratio	76.5%			100.9%
Acquisition expense ratio	25.6%			22.3%
General & administrative expense ratio	4.2%			5.1%
Combined ratio	106.3%			128.3%
Adjusted loss ratio			76.2%			100.5%
Adjusted acquisition expense ratio			25.5%			22.2%
Adjusted general & administrative expense ratio			2.8%			3.7%
Adjusted combined ratio			104.5%			126.4%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Year Ended December 31,
	2020			2019
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$440,482	$—	$440,482	$453,135	$—	$453,135
Acquisition expenses	125,541	—	125,541	126,788	—	126,788
General & administrative expenses (1)	28,341	(11,133)	17,208	30,843	(10,812)	20,031
Net premiums earned (1)	560,351	2,045	562,396	556,690	2,412	559,102

Loss ratio	78.6%			81.4%
Acquisition expense ratio	22.4%			22.8%
General & administrative expense ratio	5.1%			5.5%
Combined ratio	106.1%			109.7%
Adjusted loss ratio			78.3%			81.0%
Adjusted acquisition expense ratio			22.3%			22.7%
Adjusted general & administrative expense ratio			3.1%			3.6%
Adjusted combined ratio			103.7%			107.3%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables summarize the components of our total investment return for the three months and years ended December 31, 2020 and 2019:

	Three Months Ended December 31, 2020				Three Months Ended December 31, 2019
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total
	($ in thousands)
Interest income	$28,857	$2,703	$—	$31,560	$34,435	$6,340	$—	$40,775
Investment management fees - related parties	(3,877)	(322)	—	(4,199)	(4,431)	(376)	—	(4,807)
Borrowing and miscellaneous other investment expenses	(2,280)	(318)	(120)	(2,718)	(2,807)	(316)	(3,019)	(6,142)
Net interest income	22,700	2,063	(120)	24,643	27,197	5,648	(3,019)	29,826
Net realized gains (losses) on investments	9,196	643	—	9,839	(13,539)	2,875	—	(10,664)
Net unrealized gains (losses) on investments (1)	60,238	(4)	—	60,234	17,283	(514)	—	16,769
Investment performance fees - related parties	(10,279)	—	—	(10,279)	(3,849)	—	—	(3,849)
Net investment income (loss)	$81,855	$2,702	$(120)	$84,437	$27,092	$8,009	$(3,019)	$32,082

Average total investments (2)	$1,807,107	$762,137	$—	$2,569,244	$1,869,300	$870,208	$—	$2,739,508
Average net assets (3)	$1,497,478	$764,930	$(24,750)	$2,237,658	$1,635,302	$872,771	$(328,750)	$2,179,323

Net interest income yield on average net assets (3)	1.5%	0.3%		1.1%	1.7%	0.6%		1.4%
Net investment income return on average total investments (excluding accrued investment income) (2)	4.5%	0.4%		3.3%	1.4%	0.9%		1.2%
Net investment income return on average net assets (3)	5.5%	0.4%	(0.5)%	3.8%	1.7%	0.9%	(0.9)%	1.5%
(1) Net unrealized gains (losses) on investments excludes unrealized gains and losses from the available for sale portfolios, which are recorded in other comprehensive income.
(2) Net investment income return on average total investments (excluding accrued investment income) is calculated by dividing net investment income by average total investments. For the three-month period, average total investments is calculated using the average of the beginning and ending balance of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of revolving credit agreement borrowings is not subtracted from net investment income.
(3) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(4) The cost of underwriting collateral is calculated as the revolving credit agreement expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Twelve Months Ended December 31, 2020,				Twelve Months Ended December 31, 2019,
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total
	($ in thousands)
Interest income	$125,504	$14,886	$—	$140,390	$139,280	$24,608	$—	$163,888
Investment management fees - related parties	(15,817)	(1,376)	—	(17,193)	(16,877)	(1,515)	—	(18,392)
Borrowing and miscellaneous other investment expenses	(10,290)	(1,025)	(5,492)	(16,807)	(15,047)	(983)	(13,255)	(29,285)
Net interest income	99,397	12,485	(5,492)	106,390	107,356	22,110	(13,255)	116,211
Net realized gains (losses) on investments	1,190	11,027	—	12,217	(13,147)	5,199	—	(7,948)
Net unrealized gains (losses) on investments (1)	7,369	43	—	7,412	24,729	7,462	—	32,191
Investment performance fees - related parties	(12,037)	—	—	(12,037)	(12,191)	—	—	(12,191)
Net investment income (loss)	$95,919	$23,555	$(5,492)	$113,982	$106,747	$34,771	$(13,255)	$128,263

Average total investments (2)	$1,812,010	$786,937	$—	$2,598,947	$1,872,835	$900,641	$—	$2,773,476
Average net assets (3)	$1,484,777	$791,754	$(173,500)	$2,103,031	$1,568,980	$900,069	$(325,527)	$2,143,522

Net interest income yield on average net assets (3)	6.7%	1.6%		5.1%	6.8%	2.5%		5.4%
Net investment income return on average total investments (excluding accrued investment income) (2)	5.3%	3.0%		4.4%	5.7%	3.9%		4.6%
Net investment income return on average net assets (3)	6.5%	3.0%	(3.2)%	5.4%	6.8%	3.9%	(4.1)%	6.0%
(1) Net unrealized gains (losses) on investments excludes unrealized gains and losses from the available for sale portfolios, which are recorded in other comprehensive income.
(2) Net investment income return on average total investments (excluding accrued investment income) is calculated by dividing net investment income by average total investments. For the twelve-month period, average total investments is calculated using the average of the beginning and ending balance of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of revolving credit agreement borrowings is not subtracted from net investment income.
(3) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(4) The cost of underwriting collateral is calculated as the revolving credit agreement expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	As of December 31, 2020				As of December 31, 2019
	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total
	($ in thousands)
Average total investments - QTD	$1,807,107	$762,137	$—	$2,569,244	$1,869,300	$870,208	$—	$2,739,508
Average total investments - YTD	1,812,010	786,937	—	2,598,947	1,872,835	900,641	—	2,773,476

Average net assets - QTD	1,497,478	764,930	(24,750)	2,237,658	1,635,302	872,771	(328,750)	2,179,323
Average net assets - YTD	1,484,777	791,754	(173,500)	2,103,031	1,568,980	900,069	(325,527)	2,143,522

Total investments	$1,724,258	$774,583	$—	$2,498,841	$1,862,253	$846,884	$—	$2,709,137
Accrued investment income	11,640	3,039	—	14,679	9,679	4,346	—	14,025
Receivable for securities sold	37,412	11	—	37,423	16,275	13	—	16,288
Less: Payable for securities purchased	16,916	—	—	16,916	18,180	—	—	18,180
Less: Payable for securities sold short	21,975	—	—	21,975	66,257	—	—	66,257
Less: Revolving credit agreement borrowings	186,890	—	24,750	211,640	155,537	—	328,750	484,287
Net assets	$1,547,529	$777,633	$(24,750)	$2,300,412	$1,648,233	$851,243	$(328,750)	$2,170,726
Non-investment grade borrowing ratio (1)	12.1%				9.4%

Unrealized gains on investments	$59,501	$22,152	$—	$81,653	$38,057	$9,146	$—	$47,203
Unrealized losses on investments	(120,891)	(4,604)	—	(125,495)	(108,444)	(2,004)	—	(110,448)
Net unrealized gains (losses) on investments	$(61,390)	$17,548	$—	$(43,842)	$(70,387)	$7,142	$—	$(63,245)
(1) The non-investment grade borrowing ratio is calculated as revolving credit agreement borrowings divided by net assets.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology. These forward-looking statements include statements regarding the Company’s return on equity potential and prospects for further book value growth.
Forward-looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below and elsewhere in this release and in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), and include:
◦our limited operating history;
◦fluctuations in the results of our operations;
◦our ability to compete successfully with more established competitors;
◦our losses exceeding our reserves;
◦downgrades, potential downgrades or other negative actions by rating agencies, including A.M. Best’s announcement that it has placed under review with negative implications the financial strength and credit ratings of our operating subsidiaries;
◦our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;
◦our dependence on letter of credit facilities that may not be available on commercially acceptable terms;
◦our potential inability to pay dividends or distributions;
◦our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;
◦our dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting;
◦the suspension or revocation of our subsidiaries’ insurance licenses;
◦Watford Holdings potentially being deemed an investment company under U.S. federal securities law;
◦the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company (“PFIC”);
◦our dependence on certain subsidiaries of Arch for services critical to our underwriting operations;
◦changes to our strategic relationship with Arch or the termination by Arch of any of our services agreements or quota share agreements;
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

◦our dependence on HPS and Arch Investment Management Ltd. (“AIM”) to implement our investment strategy;
◦the termination by HPS or AIM of any of our investment management agreements;
◦risks associated with our investment strategy being greater than those faced by competitors;
◦changes in the regulatory environment;
◦our potentially becoming subject to U.S. federal income taxation;
◦our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act (“FATCA”) provisions;
◦our ability to complete acquisitions and integrate businesses successfully;
◦adverse general, societal, economic and market conditions, including those caused by pandemics, including COVID-19, and government actions in response thereto;
◦uncertainties regarding the proposed acquisition of the Company by HoldCo;
◦legal proceedings that have been, and additional proceedings that may be initiated against the Company or its directors related to the proposed transaction with HoldCo;
◦the business of the Company may suffer as a result of uncertainty surrounding the proposed transaction with HoldCo, and there may be challenges with employee retention as a result of the proposed transaction with HoldCo;
◦the proposed transaction with HoldCo may involve unexpected costs, liabilities or delays; and
◦the other matters set forth under Item 1A “Risk Factors,” Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other sections of the Company’s Annual Report on Form 10-K, as well as the other factors set forth in the Company’s other documents on file with the SEC, and management’s response to any of the aforementioned factors.
◦There continues to be significant uncertainties surrounding the ultimate number of insurance claims and scope of damage resulting from the COVID-19 global pandemic. The Company’s estimates across its insurance and reinsurance lines of business are based on currently available information derived from modeling techniques, preliminary claims information obtained from the Company’s clients and brokers, a review of relevant in-force contracts with potential exposure to the pandemic, estimates of reinsurance recoverables, and reflects our interpretation of the legal environment. These estimates include losses only related to claims incurred as of December 31, 2020. Actual losses from these events may vary materially from the estimates due to several factors, including the inherent uncertainties in making such determinations and the evolving nature of this pandemic.
We believe that we are relatively less exposed to COVID-19 global pandemic-related underwriting losses than many industry peers. For example, we have either no, or de minimis, premium writings in life, accident and health, event cancellation, trade credit, travel or pandemic specific coverages that respond directly to COVID-19 global pandemic-related losses. With regard to the potential exposure to business interruption losses, we write a limited amount of commercial property exposure, mainly emanating from our property catastrophe line of business, which is consistent with our strategy to target longer duration lines of business. We incurred a loss of $5.5 million in 2020 for COVID-19 related business interruption losses in our property catastrophe lines of business. We continue to monitor our potential COVID-19 exposures.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Contact
Robert L. Hawley: (441) 278-3456
rhawley@watfordre.com
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com